Exhibit (c)(4)

CONFIDENTIAL PROJECT COMMODORE FINANCING ANALYSIS June 11, 2018 DRAFT

S O U R C E S &U S E S–VA L U EC O N F I R M AT I O N ( G FP R O P O S A L J U N E 8 , 2 0 1 8 ) Closing 10/31/2018 Status Comments Old (6/2) Current Flex Existing Cash & Investments 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018 See pages 5 - 7 See pages 5 - 7 Confirmed ABL Revolver ABL Revolver - FILO Tranche ABL Revolver + FILO Bridge on Other Assets Fortress 1st Lien Term Loan Fortress 2nd Lien Term Loan Total Debt Rollover Equity 144.7 --141.9 --128.3 8.6 Confirmed Confirmed 47.0 140.0 95.0 47.0 140.0 95.0 47.0 140.0 95.0 Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018 Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018 Redline - Short Putt - Fortress Term Sheet' received on June [8], 2018 Confirmed Confirmed Confirmed Confirmed Breakdown of Equity Rollover and Equity Consideration' received on June 8, June 8, nce nce penses osing Less: Time Vested RSA (207,674) (a) Assumes 50 bps on $275M ABL. (b) Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress. 1 Fortress Financing Fees (b) 5.2 Uses Equity Consideration$429.4 $428.7$428.7 Confirmed Breakdown of Equity Rollover and Equity Consideration' received on 2018. See page 3 for further detail. Confirmed May 29, 2018 Press Release Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Bala Sheet and Cash Flow' received on May 7, 2018 Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Bala Sheet and Cash Flow' received on May 7, 2018 In Process Per discussion, includes $14M PERY expenses, $6M financing ex and $5M legal and advisory expenses Confirmed Acquirer uses projected cash and investment balance as of 10/18 cl balance sheet as minimum cash requirement Repay Senior Notes------Rollover of Current ABL Borrowings21.421.421.4 Repay Real Estate Mortgages32.132.132.1 Aggregate Consideration Total Transaction Fees & Expenses25.0$25.0$25.0 Minimum Cash Requirement5.85.85.8 Total Uses$513.7$513.0$513.0 Seller Estimated Expenses Seller Expenses $14.0 GF Legal and Advisory 4.4 Total RSA651,002 Total Performance Based RSA443,328 Less: Performance RSAs (<1 Yr) (28,995) Performance RSAs (1+ Yr)414,333 Less: Oscar Rolled RSAs(115,451) Total Employee Rolled RSAs298,882 Total Deferred Comp. ($M) Wells Fargo ABL Fees (a) 1.4 Total $25.0 $8.2 $482.9 $482.2 $482.2 Total Sources $426.7 $423.9 $418.9 $81.2 $83.2$88.2 2018. $513.7$513.0$513.0 See page 2 for detail $144.7 $141.9 $136.9 $5.8 $5.8 $5.8 PJ SOLOMON Review Sources

G FE Q U I T Y C O N S I D E R AT I O N ( G FP R O P O S A L J U N E 8 ,2 0 1 8 ) Pro-rated Outstanding Outstanding Scope PJ SOLOMON Notes Non-Restricted Shares Time Vested RSA Performance RSAs (<1 Yr.) Performance RSAs (1+ Yr.) Per Jorge Narino (as of 6/1/18) VDR 7.9.9.1 PERY Equity Awards Confirmed Confirmed Confirmed. Represents Board equity awards. Represents Oscar rolled RSAs. Per 6/8 conversation with Scope and Fortress. 207,674 28,995 414,333 207,674 28,995 115,451 Total Performance Based RSA (a) Memo: Total Restricted Stock 443,328 651,002 144,446 352,120 VDR 7.9.9.1 PERY Equity Awards Revised (6/1) restricted shares: 651,002 Total Basic Shares Outstanding 15,867,638 Outstanding 15,568,756 Dilution Non-Qualified Options (b) SARs (c) RSUs (a) VDR 7.9.9.1 PERY Equity Awards VDR 7.9.9.1 PERY Equity Awards VDR 7.9.9.1 PERY Equity Awards Confirmed. Reflects equivalent shares utilizing treasury stock method. o Confirmed. Reflects equivalent shares utilizing treasury stock method. o Confirmed. Reflects equivalent shares utilizing treasury stock method. o Confirmed 37,336 7,301 9,891 7,301 Total Diluted Shares Outstanding 15,917,276 15,589,678 Memo: Equity consideration would total $436,935,395 assuming 100% cash payment of RSAs Amount George Feldenkreis (d) Oscar Feldenkreis (a) Fanny Hanono 1,597,873 1,223,329 387,644 GF Schedule 13D/A; VDR 7.9.5 OF Schedule 13D/A; VDR 7.9.5 GF Schedule 13D/A Confirmed. See below. Confirmed. See below. Confirmed. See below. Total Family Ownership Value of Family Stake (d) Less: $5 million Cash Out 3,208,846 $88,243,265 (5,000,000) $83,243,265 Non-Restricted Shares Vested RSAs Total Unvested RSA's Total Equivalent George Oscar Fanny Total 1,590,572 1,071,498 387,644 7,301 36,380 ---- 115,451 --1,597,873 1,223,329 387,644 Sole Dispositive Power Less: Total RSA's Plus: Shared Ownership Total Common Ownership 1,073,329 (151,831) 150,000 3,049,714 43,681 115,451 3,208,846 1,071,498 (a) Assumes Oscar Feldenkreis restricted shares are rolled and remaining employee restricted shares are liabilities of the pro forma company, subject to ongoing benefits advisor review. Based on range of strike prices of $4.89 to $15.38 as per VDR 7.9.5 PERY Equity Awards. Based on range of strike prices of $17.71 to $24.26 as per VDR 7.9.5 PERY Equity Awards. Assumes Foundation shares (122,316, or $3.36M) are cashed out. (b) (c) (d) 2 Oscar Detail Family Ownership Detail Family Ownership Equity Consideration$428,716,140 5,001 3,730 15,216,636 15,216,636 Source Outstanding Shares Offer Price$27.50

G FB O R R O W I N GB A S E –R E G U L A RWAY A N D F L E X ( A SP R E S E N T E D ($ in Million) O N J U N E 2 , 2 0 1 8 ) Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 6, 2018. (a) Assumes 9/30 and 10/31 borrowing base. 3 “Flex” “Regular way” Accounts Receivable GF ProposalPJ Solomon Sensitivity 9/30/201810/31/20189/30/201810/31/2018 Balance Sheet AR, net Plus: Allowances18.418.915.916.4 Allowance %14.0%14.0%12.2%12.2% Gross AR$149.6$154.0$147.2$151.5 Gross Trade AR$143.6$147.8$140.8$144.9 Gross Trade AR %96.0%96.0%95.6%95.6% Ineligible$8.0$8.3$10.8$11.1 Ineligible %5.6%5.6%7.7%7.7% Eligible Base Gross Trade AR$135.6$139.5$129.9$133.7 Advance Rate90.0%90.0%90.0%90.0% Removal of Seasonal Increase of Advance Rate$118.6$122.1$113.7$117.0 Advance Rate87.5%87.5%87.5%87.5% Inventory Balance Sheet Inventory$161.8$150.8$161.8$150.8 Excluded Inventory7.5%7.5%7.5%7.5% Base Inventory$149.7$139.5$149.7$139.5 Ineligible$9.1$8.5$9.4$8.8 Ineligible %6.1%6.1%6.3%6.3% Eligible Base Inventory$140.5$131.0$140.3$130.7 NOLV74.3%74.3%74.3%74.3% Advance Rate95.0%95.0% 95.0%95.0% Removal of Seasonal Increase of Advance Rate$94.0$87.6$93.8$87.4 Advance Rate90.0%90.0%90.0%90.0% Availability Total Available AR & Inventory $221.2 $218.0 $215.9 $212.6 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available Borrowing Base $207.3 $203.9 $198.3 $194.9 Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close ($144.7) ($144.7) ($144.7) ($144.7) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $58.4 $55.0 $49.4 $46.0 Excess Availability - % of Borrowing Base 28.2% 27.0% 24.9% 23.6% Less: Borrowing Block ($45.2) ($44.5) ($43.2) ($42.5) Minimum Excess Availability at Closing (a) 21.8% 21.8% 21.8% 21.8% $ Impact of Removal of Seasonal Increase ($8.6) ($8.4) ($8.5) ($8.2) Availability After Removal of Seasonal Increase$4.6$2.2($2.3)($4.7) Excess Availability Above Borrowing Block$13.2$10.6$6.2$3.5 Total Available Inventory$99.2$92.4$99.0$92.3 Total Available Accounts Receivable$122.0$125.6$116.9$120.3 $131.2 $135.1 $131.2 $135.1

G FB O R R O W I N G B A S E ( G F P R O P O S A L J U N E 8 ,2 0 1 8 ) ($ in Million) Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 8, 2018. (a) Assumes 9/30 and 10/31 borrowing base. 4 “Regular way” Accounts Receivable GF Proposal PJ Solomon Sensitivity 9/30/2018 10/31/2018 9/30/2018 10/31/2018 Balance Sheet AR, net Plus: Allowances 18.4 18.9 15.9 16.4 Allowance % 14.0% 14.0% 12.2% 12.2% Gross AR $149.6 $154.0 $147.2 $151.5 Gross Trade AR $143.6 $147.8 $140.8 $144.9 Gross Trade AR % 96.0% 96.0% 95.6% 95.6% Ineligible $8.0 $8.3 $10.8 $11.1 Ineligible % 5.6% 5.6% 7.7% 7.7% Eligible Base Gross Trade AR $135.6 $139.5 $129.9 $133.7 Advance Rate 90.0% 90.0% 90.0% 90.0% Total Available Accounts Receivable $122.0 $125.6 $116.9 $120.3 Inventory Balance Sheet Inventory $161.8 $150.8 $161.8 $150.8 Excluded Inventory 7.5% 7.5% 7.5% 7.5% Base Inventory $149.7 $139.5 $149.7 $139.5 Ineligible $9.1 $8.5 $9.4 $8.8 Ineligible % 6.1% 6.1% 6.3% 6.3% Eligible Base Inventory $140.5 $131.0 $140.3 $130.7 NOLV 74.3% 74.3% 74.3% 74.3% Advance Rate 95.0% 95.0% 95.0% 95.0% Total Available Inventory $99.2 $92.4 $99.0 $92.3 Availability Total Available AR & Inventory $221.2 $218.0 $215.9 $212.6 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available Borrowing Base $207.3 $203.9 $198.3 $194.9 Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close ($141.9) ($141.9) ($141.9) ($141.9) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $61.2 $57.8 $52.2 $48.8 Excess Availability - % of Borrowing Base 29.5% 28.4% 26.3% 25.1% Less: Borrowing Block ($45.2) ($44.5) ($43.2) ($42.5) Minimum Excess Availability at Closing (a) 21.8% 21.8% 21.8% 21.8% Excess Availability Above Borrowing Block $16.0 $13.4 $9.0 $6.3 $131.2 $135.1 $131.2 $135.1

G FB O R R O W I N GB A S E–N OS E A S O N A L A D VA N C E / /F I L O+ ($ in Million) O P T I O N A L G F B A C K S TO P Source: Management forecast received May 7,2018 public filings. Note: GF Proposal provided by Scope on June 8, 2018. (a) Calculated as 2.5% of Eligible Base Gross Trade AR, plus 5.0% of Eligible Base Inventory (NOLV). (b) Assumes 9/30 and 10/31 borrowing base. 5 “Flex” Draw at close reflects removal of $5 million Feldenkreis sell-down Accounts Receivable GF Proposal PJ Solomon Sensitivity 9/30/2018 10/31/2018 9/30/2018 10/31/2018 Balance Sheet AR, net Plus: Allowances 18.4 18.9 15.9 16.4 Allowance % 14.0% 14.0% 12.2% 12.2% Gross AR $149.6 $154.0 $147.2 $151.5 Gross Trade AR $143.6 $147.8 $140.8 $144.9 Gross Trade AR % 96.0% 96.0% 95.6% 95.6% Ineligible $8.0 $8.3 $10.8 $11.1 Ineligible % 5.6% 5.6% 7.7% 7.7% Eligible Base Gross Trade AR $135.6 $139.5 $129.9 $133.7 Advance Rate 87.5% 87.5% 87.5% 87.5% Total Available Accounts Receivable $118.6 $122.1 $113.7 $117.0 Inventory Balance Sheet Inventory $161.8 $150.8 $161.8 $150.8 Excluded Inventory 7.5% 7.5% 7.5% 7.5% Base Inventory $149.7 $139.5 $149.7 $139.5 Ineligible $9.1 $8.5 $9.4 $8.8 Ineligible % 6.1% 6.1% 6.3% 6.3% Eligible Base Inventory $140.5 $131.0 $140.3 $130.7 NOLV 74.3% 74.3% 74.3% 74.3% Advance Rate 90.0% 90.0% 90.0% 90.0% Total Available Inventory $94.0 $87.6 $93.8 $87.4 Availability Total Available AR & Inventory $212.6 $209.7 $207.5 $204.4 Less: Total Reserves (13.9) (14.1) (17.7) (17.7) Total Available ABL Borrowing Base $198.7 $195.6 $189.8 $186.7 Plus: FILO Facility Borrowing Base (a) 8.6 8.4 8.5 8.2 Total Available Borrowing Base $207.3 $203.9 $198.3 $194.9 Maximum Facility $275.0 $275.0 $275.0 $275.0 Less: Draw at Close ($136.9) ($136.9) ($136.9) ($136.9) Less: Letters of Credit (10.0) (10.0) (10.0) (10.0) Plus: Cash 5.8 5.8 5.8 5.8 Excess Availability $66.2 $62.8 $57.2 $53.8 Excess Availability - % of Borrowing Base 33.3% 32.1% 30.1% 28.8% Less: Borrowing Block ($43.3) ($42.6) ($41.4) ($40.7) Minimum Excess Availability at Closing (b) 21.8% 21.8% 21.8% 21.8% Excess Availability Above Borrowing Block $22.9 $20.2 $15.8 $13.1 $131.2 $135.1 $131.2 $135.1

APPENDIX 6

E Q U I T Y C A P I TA L I Z AT I O N O V E R V I E W Employees / Board (a) Other Shareholders George Oscar Fanny Non-Restricted Shares Vested RSAs Unvested RSAs Total Basic Shares 1,590,572 ---- 1,071,498 36,380 115,451 387,644 ---- N/A 171,294 28,995 12,166,922 N/A N/A NQ Options (Equivalent Shares) SARs RSUs Total Options, SARs, RSUs ---- 7,301 ---- ---- ---- 3,730 9,891 --N/A N/A N/A Grand Total Note: 298,882 Employee RSAs, representing $8.2mm of deferred compensation at the $27.50 per share, are rolled into pro forma company. (a) Total Number of Non-Restricted Shares held by Employees / Board unknown. 7 213,910 12,166,922 1,597,873 1,223,329 387,644 13,621 --7,301 ---- 200,289 12,166,922 1,590,572 1,223,329 387,644 Grand Total 15,216,636 207,674 144,446 15,568,756 3,730 9,891 7,301 15,589,678 20,922 Total Feldenkreis Group 3,049,714 36,380 115,451 3,201,545 ---- 7,301 7,301 3,208,846

P R O - F O R M A P R E S E N T E D (Amounts in Thousands) B A L A N C ES H E E T ( A S O N J U N E 2 ) May 5, 2018 October 31, 2018 8-K Adj. Pro-Forma Budget Change Assets Cash & Cash Equivalents Investments Accounts Receivable Inventory Prepaid Expenses and Other Current Assets Total Current Assets Property, Plant & Equipment Other Intangible Assets Other Long-Term Assets TOTAL ASSETS $50.5 4.9 201.8 151.0 9.8 ($38.6) (4.9) $11.9 --201.8 151.0 9.8 $5.6 0.2 135.1 150.8 9.0 ($6.3) 0.2 (66.8) (0.2) (0.8) $55.4 186.0 2.1 $55.4 186.0 2.1 $53.5 185.6 4.0 ($2.0) (0.4) 1.9 Liabilities and Shareholders' Equity Accounts Payable Other Current Liabilities Total Current Liabilities Senior Credit Facility Senior Subordinate Notes Real Estate Mortgages Other Long-Term Liabilities Total Long Term Liabilities Shareholders' Equity TOTAL LIABILITIES AND EQUITY 52.7 51.7 52.7 51.7 39.6 31.2 ($13.1) (20.4) $62.4 49.9 32.5 25.1 $6.4 (49.9) $68.8 --32.5 25.1 $21.4 --32.1 18.0 ($47.4) --(0.4) (7.1) $387.3 $387.3 $401.4 $14.0 Net Debt $89.4 $89.4 $47.7 ($41.7) 8 Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018. ($19.4) $543.7 $661.5 $618.0 $54.9 $71.5 $169.9 $126.4 ($33.5) $70.9 $104.3 $104.3 ($74.3) $543.7 $661.5 $618.0 ($73.9) $300.6 $418.0 $374.5 Perry Ellis Balance Sheet Comparison

P FQ 1TOC L O S EC A S H F L O W A N A LY S I S ( A SP R E S E N T E D O N J U N E2 ) (Amounts in Thousands) 2018 PF Q1 May June July August September October Cash & Cash Equivalents Investments Liquid Assets Senior Credit Facility Senior Subordinate Notes Real Estate Mortgages Debt Net Debt $11.9 --$4.3 3.1 $5.5 2.6 $4.4 2.2 $5.5 1.8 $6.7 0.5 $5.6 0.2 $68.8 --32.5 $74.9 --32.4 $36.6 --32.4 $8.4 --32.3 $20.0 --32.2 $29.1 --32.2 $21.4 --32.1 Change in Net Debt Total Debt Liquid Assets Total 47.8 ($6.1) $89.4 $99.9 $60.9 $34.1 $44.9 $54.1 $47.7 $41.7 Accounts Receivable Inventory Prepaid Expenses & Other Current Current Assets Accounts Payable Other Current Liabilities Total Current Liabilities Net Working Capital Change in Net Working Capital Capital Expenditures Depreciation and Amortization Stock Option Expense Net Income Free Cash Flow $201.8 151.0 9.8 $190.4 161.9 9.0 $145.1 160.1 9.0 $138.1 153.8 9.0 $133.3 164.2 9.0 $131.2 161.8 9.0 $135.1 150.8 9.0 $52.7 51.7 $64.3 28.0 $56.5 28.4 $67.2 28.8 $61.4 29.2 $44.6 30.8 $39.6 31.2 Cumulative Free Cash Flow ($10.7) (0.8) 1.1 0.6 3.0 $39.6 (0.8) 1.4 0.7 (1.8) $24.5 (0.8) 1.1 0.5 1.5 ($11.0) (0.8) 1.1 0.5 (0.7) ($10.8) (0.8) 1.4 0.6 0.5 $2.7 (0.8) 1.2 0.5 2.9 Change in NWC Capex D&A Stock Option Expens Net Income Free Cash Flow $34.3 (5.0) 7.3 3.4 5.4 $45.38 9 Source: 8-K dated May 31, 2018 and Monthly 3 Statement Projections received on May 7, 2018. ($6.9) $39.0 $26.8 ($10.8) ($9.2) $6.4 $104.3 $258.3 $92.2 $269.0 $84.8 $229.4 $96.0 $204.9 $90.6 $215.9 $75.4 $226.6 $70.9 $224.0 $362.6 $361.2 $314.3 $300.9 $306.5 $302.0 $294.8 101.3 107.3 69.0 40.7 52.2 61.2 53.5 11.9 7.4 8.1 6.6 7.3 7.2 5.8 Budget Free Cash Flow

S O U R C E S &U S E S– ( A SP R E S E N T E D O N VA L U EC O N F I R M AT I O N J U N E2 ) Closing 10/31/2018 Status Comments Existing Cash & Investments $5.8 Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, Balance Sheet and Cash Flow' received on May 7, 2018 ABL Revolver Bridge on Other Assets Fortress 1st Lien Term Loan Fortress 2nd Lien Term Loan Total Debt Rollover Equity 144.7 47.0 140.0 95.0 Confirmed Confirmed Confirmed Confirmed Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 Redline - Short Putt - Fortress Term Sheet' received on May 30, 2018 $426.7 $81.2 Confirmed Breakdown of Equity Rollover and Equity Consideration' received on May 31, 2018 Equity Consideration Repay Senior Notes Rollover of Current ABL Borrowings on May 31, 2018 alance Sheet and Cash Repay Real Estate Mortgages alance Sheet and Cash Aggregate Consideration penses and $5M legal and closing balance sheet as 4.4 Wells Fargo ABL Fees (a) Assumes 50 bps on $275M ABL. (b) Assumes 1.5% on $282M bridge and term loan plus $1M in legal fees as per Fortress. 10 Total Transaction Fees & Expenses Minimum Cash Requirement Total Uses Seller Estimated Expenses Seller Expenses GF Advisory (a) Fortress Financing Fees (b) $14.0 1.4 5.2 $25.0 $429.4 Confirmed Breakdown of Equity Rollover and Equity Consideration' received Confirmed May 29, 2018 Press Release Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, B Flow' received on May 7, 2018 Confirmed 10/18 Closing Balance Sheet from 'Monthly Income Statement, B Flow' received on May 7, 2018 In Process Per discussion, includes $14M PERY expenses, $6M financing ex advisory expenses Confirmed Acquirer uses projected cash and investment balance as of 10/18 minimum cash requirement --21.4 32.1 $482.9 $25.0 $5.8 $513.7 Total RSA652,049 Less: Time Vested RSA(208,721) Total Performance Based RSA443,328 Less: Performance RSAs (<1 Yr)(28,995) Performance RSAs (1+ Yr)414,333 Less: 35% Paid RSA(145,017) Total Forfeited RSA269,316 Less: Oscar Portion Forfeited(75,043) Employee Forefeited RSA194,273 Total Value ($M) $7.4 $5.3 Uses Total Sources$513.7 PJ SOLOMON Review Sources

G FB O R R O W I N GB A S E A S S U M P T I O NF O R W E L L SFA R G O A B L ( A S J U N E2) P R E S E N T E D O N GF Assumption PJ Solomon Review Notes on Assumptions Accounts Receivable 6-Month Avg. Allowance (a) 14.0% 12.2% Historical Trends and Wells Fargo Guidance 6-Month Avg. Gross Trade AR (b) 96.0% 95.6% Historical Trends and Wells Fargo Guidance 6-Month Avg. Ineligible (c) 5.6% 7.7% Historical Trends and Wells Fargo Guidance Advance Rate 90.0% Wells Fargo Term Sheet: Page B-5, Section Borrowing Base, Bullet 'a' Inventory Adjusted by Wells Fargo for inventory in territories that are not included in facility Excluded Inventory 7.5% 6-Month Avg. Ineligible (c) 6.1% 6.3% Historical Trends and Wells Fargo Guidance Inv. Appraisal Hilco Inventory Appraisal completed on April 2017. Project NOLV Comparison for Consolidated Fall 2017 on page 5. NOLV 74.3% 74.9% Advance Rate 95.0% Wells Fargo Term Sheet: Page B-6, Section Borrowing Base, Bullet 'b' Availability 6-Month Avg. Historical Trends and Wells Fargo Guidance. PJS calculation represents the 6-month average of $15.4m or 8.1% of the larger collateral availability. Total Reserves (d) $14.1 $17.7 (a) (b) (c) (d) Average calculated as allowance as a percent of gross trade and other receivables. Royalty receivables are not included. Source: 10K and 10Q. Removes royalty receivables. Average calculated as gross trade receivables as a percent of total gross receivables. Source 10K and 10Q. Source: Monthly borrowing base documents. Average calculated as 'total reserves calculated after the credit line' as a percent of 'total collateral availability‘ multiplied by ‘Total Available AR & Inventory’. Source: Monthly borrowing base documents. 11

DISCLAIMER This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provid ed by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historic al and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgment s made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy a ny security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or pu rchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do no t constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. 62/2021 3529,'(' 7+,6 '2&80(17)25 7+( ,1)250$7,21 $1' $66,67$1&(2) 7+( 63(&,$/ &200,77((2) 7+( %2$5' 2) ',5(&7256 2) 7+( &203$1<. T+,6 '2&80(17 '2(6 127 &2167,787( $ 5(&200(1'$7,21 72 $1< 6+$5(+2/'(5 2) 7+( &203$1< $6 72 +2: $1< 68&+ 6+$5(+2/'(5 6+28/' 927( 21 $1< 75$16$&7,21 2) $&7 21 $1< 0$77(5 5(/$7,1* 72 $1< 75$16$&7,21. 12